UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2024 (April 1, 2024)

Commission File Number 001-37916

SRAX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-2925231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1014 S. Westlake Blvd., Suite 14-299 Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 205-6109

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock, $0.001 par value	SRAX	N/A
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2024 SRAX Inc (the “Company”) filed a Certificate of Amendment to its Certificate of Designation of its Series B of Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware, modifying certain provisions of the Certificate of Designation. The modifications include the removal of the need for Shareholder Approval per the NASDAQ rules.

The addition of OTCQB, OTCQX and OTC Pink as a trading market.

The removal of section 6 (d) removing the need for shareholder approval to issue shares to the holder.

The addition of section 7 ( C ) Subsequent Equity Sales

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Designation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2024		SRAX, Inc.

/s/ Christopher Miglino
	By:	Christopher Miglino
Chief Executive Officer